Exhibit 99.1

Varonis Announces First Quarter 2014 Financial Results

Total revenues of $17.5 million, up 39% year-over-year

License revenues of $8.1 million, up 37% year-over-year

NEW YORK, NY (May 5, 2014) - Varonis Systems, Inc. (Nasdaq: VRNS), the leading provider of software solutions for unstructured, human-generated enterprise data, today announced results for the first quarter ended March 31, 2014.

Yaki Faitelson, Varonis CEO, said, “I am very pleased with the Company’s strong first quarter financial performance. We continue to achieve meaningful growth across both new and existing customers, driven by the investments we have made to expand our sales teams as well as broaden our product offerings to address an ever-growing set of use cases. Organizations of all sizes are seeing rapid growth in the volume of human-generated data, which are typically the most valuable and sensitive files a company has. The growth of this data carries big opportunities as well as serious threats, and our solutions enable companies to realize value from their human-generated data, manage it efficiently and protect it effectively.”

Financial Highlights for the First Quarter Ended March 31, 2014

Revenues:

•	Total revenues were $17.5 million, up 39% compared with the first quarter of 2013.

•	License revenues were $8.1 million, up 37% compared with the first quarter of 2013.

•	Maintenance and services revenues were $9.4 million, up 40% compared with the year-ago period.

Operating Loss

•	GAAP operating loss was ($7.9) million for the quarter, compared to ($4.0) million in the first quarter of 2013.

•	Non-GAAP operating loss was ($7.3) million for the quarter, compared to ($3.8) million in the first quarter of 2013.

Net Loss

•	GAAP net loss was ($8.1) million, compared to a net loss of ($4.8) million in the first quarter of 2013.

•	GAAP loss per share was ($0.73), compared to a loss per share of ($1.24) in the first quarter of 2013, based on 11.1 million and 3.9 million basic shares outstanding, respectively.

•	Non-GAAP net loss was ($7.4) million, compared to a net loss of ($4.2) million in the first quarter of 2013.

•	Non-GAAP loss per basic share was ($0.30), compared to a loss per share of ($0.23) in the first quarter of 2013, based on 24.4 million and 18.7 million basic shares outstanding, respectively.

In our non-GAAP Q1 2014 earnings per share, the Company calculated shares of common stock outstanding after accounting for the automatic conversion of Varonis’ then outstanding shares of convertible preferred stock into 15.1 million shares of common stock and the issuance of 5.3 million shares of common stock in our initial public offering as though such events had occurred at the beginning of the period. In the same calculation for Q1 2013, the Company accounted for the automatic conversion of Varonis’ then outstanding shares of convertible preferred stock into 14.9 million shares of common stock at the beginning of the period.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP loss from operations and net loss for the three months ended March 31, 2014 and 2013. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Balance Sheet and Cash Flow

•	As of March 31, 2014, the Company had $125.9 million in cash and cash equivalents and short-term investments, inclusive of $108.4 million raised in the Company’s initial public offering on February 28, 2014.

•	During the three months ended March 31, 2014, the Company generated $4.3 million in cash flow from operations compared to $3.3 million generated during the first three months of 2013.

Recent Business Highlights

•	Announced the closing of its initial public offering of 5.5 million shares of its common stock at a price to the public of $22.00 per share.

•	Introduced Varonis DatAnswers, providing secure and efficient search functionality for human-generated content residing in files shares and SharePoint, leveraging Varonis DatAdvantage and the Varonis Metadata Framework.

•	Named “the clear market leader” in unstructured data governance, according to the latest Market Update report from the analysts at Bloor Research, one of Europe’s leading independent research firms. The report provides a snapshot of the current state of the market for data governance solutions.

•	Added 158 new customers during the first quarter of 2014.

Financial Outlook

For the second quarter of 2014, Varonis expects revenues in the range of $22.9 million to $23.4 million. The Company anticipates second quarter 2014 non-GAAP operating loss in the range of $(4.1) million to ($3.8) million and non-GAAP loss per basic share in the range of ($0.18) to ($0.16), based on a tax provision of $0.2 million to $0.3 million and 24.5 million basic shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP loss per basic share exclude stock-based compensation expense.

For the full-year 2014, Varonis expects revenues in the range of $96.5 to $98.0 million. The Company anticipates full year 2014 non-GAAP operating loss of ($14.3) million to ($13.3) million, and non-GAAP loss per basic share in the range of ($0.63) to ($0.57), based on a tax provision of $0.7 million to $1.0 million dollars and 24.4 million basic shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP loss per basic share exclude stock-based compensation expense.

Conference Call and Webcast

Varonis will host a conference call today, May 5, 2014, at 5:00 p.m., Eastern time, to discuss the Company’s first quarter 2014 financial results, current financial guidance and other corporate developments. To access this call, dial 888-427-9411 (domestic) or 719-325-2315 (international). The passcode is 7657585. A replay of this conference call will be available through May 13, 2014 at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 7657585. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures

Varonis believes that the use of non-GAAP operating loss and non-GAAP net loss is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three months ended March 31, 2014 and 2013, non-GAAP operating loss is calculated as operating loss excluding stock-based compensation expense.

For the three months ended March 31, 2014 and 2013, non-GAAP net loss is calculated as net loss excluding (i) stock-based compensation expense and (ii) financial expenses resulting from the revaluation of warrants to purchase convertible preferred stock.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company believes that excluding financial expenses with respect to revaluation of warrants to purchase convertible preferred stock allows for more meaningful comparison between our net loss from period to period, especially since upon the closing of the IPO, the warrants automatically converted into warrants to purchase our common stock, and as a result, are no longer evaluated at each balance sheet date.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company’s growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Varonis’ addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including engineers and sales personnel; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for data governance and data security software; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; Varonis’ ability to provide high-quality service and support offerings; and macroeconomic conditions. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Varonis’ final prospectus from its initial public offering and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

To find out more about Varonis, visit www.varonis.com

About Varonis

Varonis is the leading provider of software solutions for unstructured, human-generated enterprise data. Varonis provides an innovative software platform that allows enterprises to map, analyze, manage and migrate their unstructured data. Varonis specializes in human-generated data, a type of unstructured data that includes an enterprise’s spreadsheets, word processing documents, presentations, audio files, video files, emails, text messages and any other data created by employees. This data often contains an enterprise’s financial information, product plans, strategic initiatives, intellectual property and numerous other forms of vital information. IT and business personnel deploy Varonis software for a variety of use cases, including data governance, data security, archiving, file synchronization, enhanced mobile data accessibility and information collaboration. As of March 31, 2014, Varonis had approximately 2,550 customers, spanning leading firms in the financial services, public, healthcare, industrial, energy & utilities, technology, consumer and retail, education and media & entertainment sectors.

Investor Relations Contact:

Staci Mortenson

ICR

646-706-7516

Email: investors@varonis.com

News Media Contacts:

Mark Fredrickson

CTP

617-412-4000

or 978-314-6739

Email: mfredrickson@ctpboston.com

Shelley Harrison

CTP

Tel: 617-412-4000 x 249

Email: sharrison@ctpboston.com

Varonis Systems Inc.

Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three Months Ended March 31,
	2014	2013
	Unaudited
Revenues:
Licenses	$8,053	$5,879
Maintenance and services	9,402	6,701

Total revenues	17,455	12,580

Cost of revenues	2,042	1,349

Gross profit	15,413	11,231

Operating costs and expenses:
Research and development	6,439	4,519
Sales and marketing	14,241	9,208
General and administrative	2,665	1,539

Total operating expenses	23,345	15,266

Operating loss	(7,932)	(4,035)

Financial expenses and other, net	(38)	(679)

Loss before income taxes	(7,970)	(4,714)

Income taxes	(104)	(77)

Net loss	$(8,074)	$(4,791)

Net loss per share of common stock, basic and diluted	$(0.73)	$(1.24)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	11,082,770	3,851,574

Stock-based compensation expense for the three months ended March 31, 2014 and 2013 is included in the Unaudited Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2014	2013
	Unaudited	Unaudited

Cost of revenues	$20	$6
Research and development	199	59
Sales and marketing	340	66
General and administrative	87	63

	$646	$194

Varonis Systems Inc.

Consolidated Balance Sheets

(in thousands)

	March 31, 2014	December 31, 2013
	Unaudited	Audited
Assets
Current Assets:
Cash and cash equivalents	$125,496	$9,633
Short-term deposits	357	4,344
Restricted cash	199	171
Trade receivables, net	14,254	28,268
Prepaid expenses and other current assets	1,610	1,357

Total current assets	141,916	43,773

Long-term assets:
Other assets	380	1,625
Property and equipment, net	2,210	1,856

Total long-term assets	2,590	3,481

Total assets	$144,506	$47,254

Liabilities, convertible preferred stock and stockholders’ equity (deficiency)
Current liabilities:
Trade payables	$2,089	$2,163
Accrued expenses and other liabilities	11,442	11,643
Deferred revenues	25,189	26,591

Total current liabilities	38,720	40,397

Long-term liabilities:
Deferred revenues	2,087	2,109
Warrants to purchase convertible preferred stock	—	2,866
Severance pay	1,415	1,101
Other liabilities	17	14

Total long-term liabilities	3,519	6,090

Convertible preferred stock	—	43,775

Stockholders’ equity (deficiency):
Common stock	24	4
Accumulated other comprehensive loss	(22)	—
Additional paid-in-capital	158,092	4,741
Accumulated deficit	(55,827)	(47,753)

Total stockholders’ equity (deficiency)	102,267	(43,008)

Total liabilities, convertible preferred stock and stockholders’ equity (deficiency)	$144,506	$47,254

Varonis Systems Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2014	2013
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(8,074)	$(4,791)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	254	162
Stock-based compensation	646	194
Amortization of deferred charges related to long-term loan	31	58
Revaluation of fair value of warrants to purchase convertible preferred stock	—	368
Changes in assets and liabilities:
Trade receivables	14,014	10,171
Prepaid expenses and other current assets	(284)	—
Trade payables	(74)	(356)
Accrued expenses and other liabilities	(1,069)	(1,458)
Increase in severance pay, net	314	5
Deferred revenues	(1,424)	(1,072)
Other long term liabilities	3	26

Net cash provided by operating activities	4,337	3,307

Cash flows from investing activities:
Decrease in short-term deposits	3,987	—
Decrease (increase) in long-term deposits	37	(33)
Increase in restricted cash	(15)	(51)
Purchase of property and equipment	(608)	(230)

Net cash provided by (used in) investing activities	3,401	(314)

Cash flows from financing activities:
Exercise of employee stock options	13	11
Payment of deferred equity offering costs	(335)	—
Net proceeds from initial public offering	108,447	—

Net cash provided by financing activities	108,125	11

Increase in cash and cash equivalents	115,863	3,004
Cash and cash equivalents at beginning of period	9,633	14,470

Cash and cash equivalents at end of period	$125,496	$17,474

Varonis Systems Inc.

Reconciliation of GAAP Measures to non-GAAP

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2013
	Unaudited
Reconciliation to non-GAAP loss from operations:

GAAP operating loss	$(7,932)	$(4,035)

Add back:
Stock-based compensation expense	646	194

Non-GAAP operating loss	$(7,286)	$(3,841)

Reconciliation to non-GAAP net loss:

GAAP net loss	$(8,074)	$(4,791)

Add back:
Stock-based compensation expense	646	194
Financial expenses resulting from the revaluation of warrants to purchase convertible preferred stock	—	368

Non-GAAP net loss	$(7,428)	$(4,229)

GAAP Weighted average number of common shares outstanding - basic and diluted	11,082,770	3,851,574
Add:
Additional weighted average shares giving effect to initial public offering and conversion of preferred stock at the beginning of the period	13,283,027	14,856,481

Non-GAAP weighted average number of common shares outstanding - basic and diluted	24,365,797	18,708,055

Non-GAAP net loss per common share - basic and diluted	$(0.30)	$(0.23)

GAAP net loss per common share - basic and diluted	$(0.73)	$(1.24)